SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): November 6, 2002


                           SPECTRASITE HOLDINGS, INC.
                       ----------------------------------
             (Exact name of Registrant as specified in its charter)


                                    DELAWARE
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         (State or other jurisdiction of incorporation or organization)


               0-27217                               56-2027322
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        (Commission File Number)       (I.R.S. Employer Identification Number)


                            100 REGENCY FOREST DRIVE
                                    SUITE 400
             CARY, NORTH CAROLINA                          27511
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           (Address of principal executive offices)     (Zip Code)


                                 (919) 468-0112
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              (Registrant's telephone number, including area code)


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ITEM 5.  OTHER EVENTS.
         ------------

         On November 6, 2002, SpectraSite Holdings Inc. (the "Company") issued a press release announcing that it has reached agreement with certain holders (the "Holders") of its senior notes regarding the terms of a proposed restructuring of such debt (the "Agreement"). As of November 6, 2002 the Company was in default on the payment of $10.8 million in interest that was due on September 15, 2002 under the indenture for its 10 3/4% Senior Notes due 2010.

         To effect the restructuring, the Company will file a "pre-arranged" plan of reorganization under Chapter 11 of the U.S. Bankruptcy Code. Under the the form of Forbearance, Lock-Up and Voting Agreement (the "Lock-Up Agreement"), the Holders have agreed to support the plan, which is summarized in the term sheet attached to the Lock-Up Agreement. The Holders own approximately 66% of the Company's senior notes in the aggregate.

         A copy of the press release and the Form of Lock-Up Agreement are attached to this Report as exhibits and are incorporated herein by reference.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.
         ---------------------------------

         (a)      Financial statements of businesses acquired.

         None.

         (b)      Pro forma financial information.

         None.

         (c)      Exhibits.

         99.1     Press Release of the Company dated November 6, 2002.

         99.2 Form of Forbearance, Lock-Up and Voting Agreement dated as of November 5, 2002, by and among the Consenting Holder (as defined therein) and SpectraSite Holdings, Inc.



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                                                                               3

                                   SIGNATURES
                                   ----------

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   SPECTRASITE HOLDINGS, INC.


Dated:   November 6, 2002           By: /s/ Daniel I. Hunt
                                        ---------------------------------------
                                        Daniel I. Hunt
                                        Vice President and
                                        Principal Accounting
                                        Officer



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                                                                               4

EXHIBIT INDEX
-------------

         99.1     Press Release of the Company dated November 6, 2002.

         99.2 Form of Forbearance, Lock-Up and Voting Agreement dated as of November 5, 2002, by and among the Consenting Holder (as defined therein) and SpectraSite Holdings, Inc.